SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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/ /	Soliciting Material Pursuant to §240.14a-12
CCC INFORMATION SERVICES GROUP INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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World Trade Center Chicago
444 Merchandise Mart
Chicago, IL 60654-1005
312-222-4636

        April 21, 2003

Dear Stockholder:

        The Board of Directors joins me in inviting you to attend our 2003 Annual Meeting of Stockholders. The meeting will be held at 10:00 a.m. on Tuesday, May 20, 2003, at the Holiday Inn Chicago Mart Plaza, 350 North Orleans Street, Chicago, Illinois. Registration will begin at 9:30 a.m., and refreshments will be provided.

        At the meeting, in addition to covering matters in the Proxy Statement, I will report on CCC's business and our accomplishments during 2002. To make certain your shares are voted at the meeting, whether or not you plan to attend, please mark your choices on the enclosed proxy card, and date, sign and return the enclosed proxy card using the envelope provided.

        We hope you will be able attend the meeting and look forward to seeing you there.

Sincerely,

Githesh Ramamurthy Chairman and Chief Executive Officer

World Trade Center Chicago
444 Merchandise Mart
Chicago, IL 60654-1005
312-222-4636

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 20, 2003

To the Stockholders of CCC Information Services Group Inc.:

        The 2003 Annual Meeting of Stockholders of CCC Information Services Group Inc. will be held at the Holiday Inn Chicago Mart Plaza, 350 North Orleans Street, Chicago, Illinois, on Tuesday, May 20, 2003 at 10:00 a.m. Central time, for the following purposes:

  1.
  To elect six directors to serve until the 2004 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP to serve as our independent accountant in 2003; and

  3.
  To transact any other business which is properly presented at the meeting.

        Stockholders of record at the close of business on March 25, 2003 will be entitled to vote at the meeting. A list of these stockholders will be made available to any stockholder, for any purpose germane to the meeting, at CCC's headquarters located at World Trade Center Chicago, 444 Merchandise Mart, Chicago, Illinois for the 10-day period prior to the meeting.

By Order of the Board of Directors,

Robert S. Guttman Senior Vice President, General Counsel and Secretary

April 21, 2003
Chicago, Illinois

***************
YOUR VOTE IS IMPORTANT

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPLY AS POSSIBLE IN THE ENCLOSED REPLY ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DESIRE TO DO SO.

World Trade Center Chicago
444 Merchandise Mart
Chicago, IL 60654-1005
312-222-4636

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
MAY 20, 2003

Purpose of the Meeting

        This Proxy Statement is furnished to the stockholders of CCC Information Services Group Inc., a Delaware corporation ("CCC," the "Company," "we," "us" or "our"), in connection with the solicitation by the Board of Directors of the Company (the "Board") of proxies to be voted at the 2003 Annual Meeting of Stockholders to be held at 10:00 a.m., Tuesday, May 20, 2003, at the Holiday Inn Chicago Mart Plaza, 350 North Orleans Street, Chicago, Illinois 60654, and any adjournment or postponement thereof. This Proxy Statement, the enclosed Notice of Annual Meeting of Stockholders, and the form of proxy are first being mailed to stockholders of the Company on or about April 21, 2003.

        At the meeting, the stockholders of the Company will be asked to consider and vote upon:

  (i)
  the election of six directors to serve until the 2004 Annual Meeting of Stockholders or until their successors are duly elected and qualified (see "Proposal 1. Election of Directors"); and

  (ii)
  the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountant for 2003 (see "Proposal 2. Ratification of Independent Accountant").

        The Board knows of no matters that will be presented for consideration at the meeting other than those matters set forth in the Notice of Annual Meeting of Stockholders. If any other matters are properly presented at the meeting or any postponement or adjournment thereof, the persons named in the enclosed proxy and acting thereunder will have the authority to vote on such matters, to the extent permitted by the rules of the Securities and Exchange Commission, in accordance with the judgment of the persons voting such proxies.

Record Date

        Only stockholders of record as of the close of business on March 25, 2003 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting or at any adjournment or postponement thereof. As of the Record Date, there were 26,211,282 shares of common stock, par value $.10 per share ("Common Stock"), issued and outstanding held by approximately 70 holders of record.

Voting and Revocability of Proxies

        On each matter voted upon at the Annual Meeting and any adjournment or postponement thereof, holders of Common Stock will vote together as a single class.

        Each share of Common Stock entitles the holder thereof to one vote. Each stockholder may vote in person or by properly executed proxy on all matters that properly come before the meeting or any adjournment or postponement thereof. The presence, in person or by proxy, of stockholders entitled to vote a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum for purposes of voting at the meeting.

        Directors are to be elected by the affirmative vote of the holders of a plurality of the issued and outstanding shares of Common Stock present, in person or by proxy, at the Annual Meeting. Cumulative voting in the election of directors is not permitted. The affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock present, in person or by proxy, at the Annual Meeting is required to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountant for 2003.

        The enclosed proxy is being solicited by the Board for use in connection with the Annual Meeting and any postponement or adjournment thereof. All properly executed proxies received prior to or at the time of the meeting or any postponement or adjournment thereof and not revoked in the manner described below will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted "FOR" the approval and adoption of each of the proposals set forth herein.

        Proxies marked either "Abstain" or "Withhold Authority" with respect to any matter will be treated as shares that are not present for purposes of determining the presence of a quorum and voting with respect to such matter, but will be treated as present at the meeting for all other purposes. If a broker indicates on a proxy that he or she does not have discretionary authority to vote on a particular matter as to certain shares, those shares will be counted for quorum purposes but will not be considered as present and entitled to vote with respect to that matter.

        If a quorum for the Annual Meeting is not obtained or, as to any one or more proposals, if fewer shares are voted in favor of the proposal than the number of shares required for such approval, the meeting may be adjourned for the purpose of obtaining additional proxies or votes or for any other purpose. At any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original meeting (except for any proxies that have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting. Proxies voting against a proposal set forth herein will not be used to adjourn the meeting to obtain additional proxies or votes with respect to such proposal.

        Any person who gives a proxy for the Annual Meeting may revoke it by (a) delivering to the Secretary of the Company at or before the meeting a written notice of revocation bearing a later date than the proxy, (b) duly executing a subsequent proxy relating to the same shares of Common Stock and delivering it to the Secretary of the Company at or before the meeting or (c) attending the meeting and voting in person (although attendance at the meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered at or prior to the Annual Meeting to: Secretary, CCC Information Services Group Inc., World Trade Center Chicago, 444 Merchandise Mart, Chicago, Illinois 60654.

        An automated system administered by our transfer agent, Computershare Investor Services, LLC, tabulates the votes cast by proxy at the Annual Meeting, and a representative of the transfer agent will serve as our inspector of election to tabulate votes cast in person at the meeting.

        The directors and management of CCC encourage the stockholders to vote FOR the approval of the listed nominees for director and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as CCC's independent accountant for 2003.

Proxy Solicitation

        In addition to solicitation by mail, certain directors, officers and other employees of the Company, not specifically employed for this purpose, may solicit proxies, without additional remuneration therefor, by personal interview, mail, telephone or other means of communication. The Company will also request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares of Common Stock that are held of record by such brokers and fiduciaries and will reimburse such persons for their reasonable out-of-pocket expenses. The Company will bear the entire cost of soliciting proxies, which is currently estimated to be approximately $15,000.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        Six directors are to be elected at the Annual Meeting to serve until the 2004 Annual Meeting of Stockholders or until their respective successors have been elected and qualified. The Board has nominated the following persons for election, all of whom are currently directors of CCC:

Morgan W. Davis
Michael R. Eisenson
Thomas L. Kempner
Githesh Ramamurthy
Mark A. Rosen
Herbert S. Winokur, Jr.

        Additional information regarding each of the persons nominated to serve as a director of the Company follows on page 4. If any nominee should be unable to serve as director, an event not now anticipated, it is intended that the shares of Common Stock represented by the proxies will be voted for the election of such substitute as the Board may nominate. Dudley C. Mecum, a current director of the Company, will not stand for re-election and will retire from the Board at the Annual Meeting.

        The Board of Directors recommends that the stockholders vote "FOR" the election of the nominees named above to the Board of Directors.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF ACCOUNTANT

        The Board of Directors, acting on the recommendation of the Audit Committee, has selected PricewaterhouseCoopers LLP as the independent accountant for CCC in 2003. PricewaterhouseCoopers LLP and its predecessor, Price Waterhouse LLP, have been our accountant since our initial public offering in August 1996.

        The Board requests that the stockholders ratify the appointment. The ratification of the independent accountant by the stockholders is not required by law or the Company's by-laws. Traditionally, the Company has submitted this matter to the stockholders and believes that it is good practice to continue to do so. If the stockholders do not ratify the appointment, the Board will consider the selection of another public accounting firm for 2004 and future years.

        One or more representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire, and they will be available to answer appropriate questions.

        The Board of Directors recommends that the stockholders vote "FOR" the ratification of the appointment of the independent accountant.

BOARD OF DIRECTORS

Director Biographies

  Morgan W. Davis, Age 52, Managing Director, OneBeacon Insurance Group LLC.

        Mr. Davis has served as one of our directors since 1995. He is a Managing Director of OneBeacon Insurance Group LLC and Chairman of the Peninsula Insurance Company. Mr. Davis previously served as Chairman of Valley Group, Inc. and was the founder and former President and CEO of White Mountains Insurance Company. Currently, Mr. Davis also serves as a director for Claim IQ, Esurance Inc. and ABRA Auto Body & Glass. He also is a member of the Board of Trustees for Azusa Pacific University. Mr. Davis is a member of the Finance Committee, the Compensation and Nominating Committee and the Audit Committee.

  Michael R. Eisenson, Age 47, Managing Director and Chief Executive Officer, Charlesbank Capital Partners, LLC.

        Mr. Eisenson has served as one of our directors since 1998. He is a Managing Director and the Chief Executive Officer of Charlesbank Capital Partners, LLC, a private investment firm formed on July 1, 1998, and the successor to Harvard Private Capital Group, Inc. Prior to joining Harvard in 1986, Mr. Eisenson was a manager with The Boston Consulting Group, where he provided strategic planning assistance to multinational corporations. Mr. Eisenson serves on the Board of Directors of ImmunoGen, Inc., Playtex Products, Inc. and United Auto Group, Inc. He also currently serves on the Board of Directors of several Charlesbank portfolio companies. Mr. Eisenson is a member of the Compensation and Nominating Committee and is Chairman of the Finance Committee. White River Ventures, Inc. has nominated Mr. Eisenson to serve on the Board pursuant to the 1998 Shareholders Agreement described on page 5.

  Thomas L. Kempner, Age 75, Chairman and Chief Executive Officer, Loeb Partners Corporation.

        Mr. Kempner has served as one of our directors since 1983. Since 1983 he has also served as Chairman and Chief Executive Officer of Loeb Partners Corporation, an investment banking, registered broker/dealer and registered investment advisory firm. He also serves as a director of Alcide Corporation, Dyax Corporation, Fuel Cell Energy, IGENE BioTechnology, Inc., Insight Communications Company, Inc., Intermagnetics General Corporation, and is director emeritus of Northwest Airlines, Inc. Mr. Kempner is a member of the Compensation and Nominating Committee.

  Githesh Ramamurthy, Age 42, Chairman and Chief Executive Officer, CCC Information Services Group Inc.

        Mr. Ramamurthy has served as one of our directors since 1999. He joined CCC in July 1992 as Executive Vice President—Product Engineering and Chief Technology Officer. In January 1996, he assumed the position of President—Insurance Division while retaining the position of Chief Technology Officer and in July 1997, he became President and Chief Operating Officer. In July 1999, Mr. Ramamurthy assumed the position of Chief Executive Officer while retaining the position of President. Mr. Ramamurthy became our Chairman in June 2000. Mr. Ramamurthy retained the titles of Chief Executive Officer and Chairman when Edward B. Stevens joined the Company as President and Chief Operating Officer in November 2001. Prior to joining CCC, Mr. Ramamurthy was a founding member of Sales Technologies, Inc., a field sales automation software company, which was acquired by Dun & Bradstreet in 1989. Mr. Ramamurthy is also a director of Softech, Inc. Mr. Ramamurthy is a member of the Finance Committee.

  Mark A. Rosen, Age 52, Managing Director, Charlesbank Capital Partners, LLC.

        Mr. Rosen has served as one of our directors since 1998. He is a Managing Director of Charlesbank Capital Partners, LLC. Mr. Rosen has been with Charlesbank and its predecessor, Harvard Private Capital Group, Inc., since 1994. Prior to joining Charlesbank, Mr. Rosen was a principal of the Conifer Group, a strategy consulting firm, and President of Morningside/North America Limited, a private investment company. He currently serves on the Board of Directors of several Charlesbank portfolio companies. Mr. Rosen is Chairman of the Audit Committee. White River Ventures, Inc. has nominated Mr. Rosen to serve on the Board pursuant to the 1998 Shareholders Agreement described below under "Contractual Arrangements Regarding Election of Directors".

  Herbert S. "Pug" Winokur, Jr., Age 59, Chairman and Chief Executive Officer, Capricorn Holdings, Inc.

        Mr. Winokur has served as one of our directors since 1998. He is Chairman and Chief Executive Officer of Capricorn Holdings, Inc., (a private investment company) and Managing General Partner of Capricorn Investors, L.P., Capricorn Investors II, L.P. and Capricorn Investors III, L.P., private investment partnerships concentrating on investments in restructure situations, organized by Mr. Winokur in 1987, 1994 and 1999 respectively. He is also a Managing Member of Capricorn Holdings, LLC and Capricorn Holdings III, LLC (which are general partners of Capricorn Investors II, L.P. and Capricorn Investors III, L.P., respectively). Prior to his current appointment, Mr. Winokur was Senior Executive Vice President and director of Penn Central Corporation. Mr. Winokur is also a director of Mrs. Fields' Famous Brands, Inc., Holland Series Fund, Inc., DynCorp and NATCO Group, Inc. Mr. Winokur is Chairman of the Compensation and Nominating Committee and a member of the Finance Committee. Capricorn Investors II, L.P. has nominated Mr. Winokur to serve on the Board pursuant to the 1998 Shareholders Agreement described below under "Contractual Arrangements Regarding Election of Directors".

Contractual Arrangements Regarding Election of Directors

        Pursuant to a Shareholders Agreement dated August 8, 1998 (the "1998 Shareholders Agreement") between White River Ventures, Inc. ("White River") and Capricorn Investors II, L.P. ("Capricorn II"), White River and Capricorn II have agreed that they will take all reasonable action as shareholders to cause the election to the Board of one individual designated from time to time by Capricorn II and any individuals designated from time to time by White River. As of March 25, 2003, White River and Capricorn II were the beneficial owners of 34.05% and 6.04%, respectively, of our outstanding common stock.

        Pursuant to a Securities Purchase Agreement dated February 23, 2001 (the "Securities Purchase Agreement") among the Company, CCC Capital Trust and Capricorn Investors III, L.P. ("Capricorn III"), Capricorn III has the right to designate one individual to be elected to the Board (the "Capricorn Director"). In addition, the Securities Purchase Agreement provides that the Capricorn Director shall be a member of the Compensation and Nominating Committee of the Board and that the Chairman of such committee be reasonably acceptable to the Capricorn Director. Capricorn III's rights under the Securities Purchase Agreement will terminate if Capricorn III sells or transfers its Warrant to purchase 1,200,000 shares of CCC common stock or the shares underlying the Warrant, and, as a result of such sale or transfer, Capricorn III no longer owns at least 5% of the Company's outstanding common stock. As of March 25, 2003, Capricorn III was the beneficial owner of 5.18% of our outstanding common stock.

Meetings and Committees of the Board of Directors

        During 2002, the Board held five meetings. The Board has three committees: the Audit Committee, the Compensation and Nominating Committee and the Finance Committee. During 2002, all directors attended more than 75% of all the meetings of the Board and each committee on which they served.

        The Audit Committee, which met ten times during 2002, consists of Mark A. Rosen (Chairman), Morgan W. Davis and Dudley C. Mecum. The Audit Committee recommends the appointment of the independent accountant and reviews and approves the scope of the audit, the financial statements, the independent accountant's letter of comments, if any, and management's responses thereto, and the fees charged for audit and tax services and any special assignments.

        The Compensation and Nominating Committee, which met four times during 2002, consists of Herbert S. Winokur, Jr. (Chairman), Morgan W. Davis, Michael R. Eisenson and Thomas L. Kempner. The Compensation and Nominating Committee establishes the compensation programs for officers of CCC, reviews overall compensation and benefit programs of CCC, approves participants in, and grants given pursuant to, the 2000 Stock Incentive Plan, and nominates individuals for positions on the Board.

        The Finance Committee, which met four times during 2002, consists of Michael R. Eisenson (Chairman), Morgan W. Davis, Githesh Ramamurthy and Herbert S. Winokur, Jr. The Finance Committee is responsible for reviewing the current and proposed financial condition and capital structure of CCC and advising the Board of Directors on significant financial matters involving CCC, including financing and potential merger and acquisition activities.

Compensation of Directors

        We paid a fee of $5,450 to each director not employed by us, our subsidiaries or affiliates for each Board meeting attended during 2002. In accordance with the internal policies of their employer, Mr. Eisenson and Mr. Rosen do not personally accept director compensation. We pay any compensation due to Mr. Eisenson or Mr. Rosen for serving as directors directly to Harvard Management Company, Inc. Additionally, we pay all fees due to Mr. Mecum and Mr. Winokur directly to Capricorn Investors II, L.P. and Capricorn Investors III, L.P.

COMPENSATION AND NOMINATING COMMITTEE REPORT

        The Compensation and Nominating Committee of the Board of Directors is responsible for:

  •
  authorizing compensation plans and setting compensation levels for all executive officers;

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  setting guidelines and policies with respect to compensation matters involving us and our subsidiaries;

  •
  approving all compensation arrangements involving the payment of base salary equal to or greater than $150,000 annually by us or any of our subsidiaries to any of our respective directors, officers or employees;

  •
  approving participants in, and grants given pursuant to, the 2000 Stock Incentive Plan; and

  •
  nominating individuals to serve as members of the Board of Directors.

        The Compensation and Nominating Committee is composed of four independent, non-employee directors who have no interlocking relationships.

Compensation Philosophy

        Our compensation philosophy is that each employee's total cash compensation will vary with CCC's performance relative to our financial objectives and the contribution of the employee in achieving both financial and non-financial objectives. Our compensation programs are designed to encourage high performance, promote accountability and assure that employee interests are aligned with the interests of our stockholders.

        We have three performance-based compensation programs in which the majority of our employees are eligible to participate. Employees who are not compensated on a commission basis participate in the employee incentive plan. Our top forty managers, including our executive officers, participate in the management incentive plan in lieu of participation in the employee incentive plan. All of our employees, excluding executive officers, also are eligible to participate in a spot award plan.

        Total cash compensation.    Total cash compensation for the majority of our employees, including executive officers, consists of:

  •
  Base salary;

  •
  Either a cash bonus through the employee incentive plan that is related to the achievement of our financial objectives or a cash incentive through the management incentive plan that is related both to the achievement of our financial objectives and to the employee's contribution relative to objectives that are aligned with the achievement of our operating goals; and

  •
  Discretionary spot cash awards, subject to certain limits, for non-executive employees to recognize outstanding achievement on specific projects or assignments.

        Long-term incentive compensation.    Long-term incentive compensation is realized through stock option grants. Stock options generally are granted pursuant to the terms of the 2000 Stock Incentive Plan. Prior to June 28, 2000, when our stockholders approved the 2000 Stock Incentive Plan, we granted options pursuant to our 1997 Stock Option Plan. Typically, stock options vest over four years at a rate of 25% per year; however, under the 2000 Stock Incentive Plan, the Compensation and Nominating Committee retains discretion to establish different vesting schedules for specific awards as necessary.

        We encourage employees to own stock as a way to align the interests of our employees with the interests of our stockholders. Stock options directly link a portion of an employee's compensation to the interests of stockholders by providing an incentive to maximize share value. Stock options have value for an employee only if the price of our stock increases above the fair market value on the grant date and the employee remains in our employment for the period required for the stock option to be exercisable.

        Key employees and executive officers are eligible to receive stock option grants on an annual basis. Eligible employees may also receive off-cycle grants. The Compensation and Nominating Committee authorizes stock option grants based on a number of factors, including market conditions and individual contribution.

        In addition to encouraging stock ownership by granting stock options, we further encourage our employees to own CCC stock through a tax-qualified employee stock purchase plan. The employee stock purchase plan is available to all of our employees. The employee stock purchase plan allows participants, subject to certain limitations, to buy CCC stock at a discount to the market price through payroll deductions.

Executive Compensation

        In setting executive salaries, the Compensation and Nominating Committee reviews information related to executive compensation of companies whose products, markets, or employee skills are considered generally comparable to those of CCC. The Compensation and Nominating Committee also reviews information on executive compensation from similar size companies across a broad cross section of industries. While there is no specific formula for establishing pay, base salaries are set near the median for similar positions at comparable companies. Annual incentive targets as a percent of salary are established so that total cash compensation—base salary plus target incentive—is market competitive at target performance. Cash incentives for our corporate executives, including those awarded to our Chief Executive Officer, Githesh Ramamurthy, are linked directly to achieving our aggressive financial growth and operating goals. Individual awards may very somewhat based on the executive's specific contribution to those results. As a result, above-average total cash compensation is achieved only for outstanding results, executives are accountable for overall performance, and stockholder interests are aligned across the Company.

        Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1,000,000 on the amount of compensation that we may deduct in any year with respect to each of our five most highly paid executive officers. The Compensation and Nominating Committee believes that the 2000 Stock Incentive Plan, the employee bonus plan, and the management incentive plan have been structured in a manner to preserve full deductibility of compensation under the requirements of Section 162(m) of the Code.

        Base Salary.    The Compensation and Nominating Committee reviews the history of and approves proposals for base compensation for each of our executive officers and for all other employees whose base salaries meet or exceed $150,000 annually. The Compensation and Nominating Committee engages in a regular review of the performance of executive officers and other highly compensated employees. In keeping with our compensation philosophy, the Compensation and Nominating Committee approves increases to base salaries based primarily on an individual's contribution to the achievement of our financial and non-financial business objectives, subject to certain market or economic guidelines.

        Performance-Based Compensation.    Mr. Ramamurthy and most other executive officers participate in our management incentive plan. Under this plan, the Compensation and Nominating Committee has established a scaled annual earning potential for our executives that provides significant incentive for our executives to meet or exceed aggressive goals.

        The management incentive plan is a cash-based annual incentive program that is designed to drive outstanding performance, promote direct accountability for results and align the interests of executives with the interests of stockholders. The management incentive plan is partially funded when we reach a threshold financial performance goal, is fully funded when we reach certain aggressive growth goals related to revenue and earnings, and receives additional funding for financial growth that exceeds target performance. The Compensation and Nominating Committee establishes threshold and growth targets and has the discretion to vary funding as warranted by extraordinary circumstances or business conditions. CCC achieved 110.5% of its financial performance target for 2002, and the management incentive plan was funded accordingly.

        Incentive awards for individual participants in the management incentive plan, including our executive officers, may vary based on the individual's contribution relative to specific, individual performance objectives that are aligned with our aggressive financial and operating goals. This construct assures that incentives for key employees are linked to the employee's direct contribution to operating and financial results. It also assures that target awards are earned only through strong individual performance, and that above-target awards can only be earned though outstanding individual performance.

        Mr. Ramamurthy has an incentive target of 75% of base salary. Other executive officers participating in the management incentive plan have incentive targets of 50% of base salary. The Compensation and Nominating Committee approves all incentive awards for executive officers under the management incentive plan as well as for other employees with annual base salaries of $150,000 or higher.

        Stock Options.    We encourage executive officers to own our stock, in part through regular stock option grants. Stock option grants for executives are a key element of market-competitive total compensation, aid in the retention of key executive talent and align the interests of executives with those of our stockholders.

        Stock options for the executive officers are granted upon the recommendation of management and the approval of the Compensation and Nominating Committee. We consider market conditions, job performance, and the scope of the executive's responsibilities in determining individual grant amounts. In general, stock options vest in equal increments over a four-year period and must be exercised not later than ten years from the date of grant. Stock options granted to executive officers prior to June 28, 2000 were granted under the 1997 Stock Option Plan, and grants to executive officers made on or after that date were made under the 2000 Stock Incentive Plan. We grant stock options at a price equal to the fair market value on the date of grant.

        During 2002, the Compensation and Nominating Committee granted a total of 547,500 stock options to selected employees, of which 200,000 stock options were granted to Company executives.

        Executive Stock Ownership Plan.    During the fiscal year ended December 31, 2000, the Compensation and Nominating Committee approved executive stock ownership guidelines for the purpose of aligning the interests of executive officers with the interests of stockholders through stock ownership. These guidelines apply to our chief executive officer and members of our executive management group, and recommend that our chief executive officer own a number of shares of our common stock with a value equal to eight times his annual base salary, and that each member of our executive management group own a number of shares of our common stock with a value equal to four times his or her annual base salary. The Compensation and Nominating Committee recommends that these executive officers achieve the applicable ownership level over the next four years.

Chief Executive Officer Compensation

        During 2001, we executed a new employment agreement with Githesh Ramamurthy, our Chairman and Chief Executive Officer. The effective date of Mr. Ramamurthy's new employment agreement is July 1, 2001, concurrent with the expiration date of his former employment agreement. The current employment agreement expires on December 31, 2004. Although Mr. Ramamurthy has an employment contract, his base salary, incentive pay and stock option grants are determined in the same manner as described above for all executive officers.

        Mr. Ramamurthy's annual base salary for fiscal year 2002 was $463,500, an increase of 3.0% over his base salary as of the fiscal year ending December 31, 2001. This increase is consistent with the salary increase guidelines that applied to all our employees, including our executive officers, for fiscal year 2002.

        Under the management incentive plan, Mr. Ramamurthy's incentive award for 2002 was $395,469. This amount was based on management incentive plan funding at 110.5% due to CCC's achievement of certain revenue and profitability goals, and an additional 3% based on Mr. Ramamurthy's individual achievement related to his corporate and business development and shareholder relations goals.

        We encourage and support Mr. Ramamurthy to increase his stock ownership. As with other executives, we support Mr. Ramamurthy's ownership through a number of vehicles, including stock option grants.

        Pursuant to the provisions of the 2000 Stock Incentive Plan, on December 18, 2001, the Compensation and Nominating Committee approved a loan to Mr. Ramamurthy of $1,200,000 to purchase 192,000 shares of treasury stock at a price of $6.25 per share. This transaction was completed on January 15, 2002, when Mr. Ramamurthy executed a $1,200,000 promissory note with us to purchase such shares. In March 2003, Mr. Ramamurthy paid approximately $122,000 in accrued interest on this loan. The loan to Mr. Ramamurthy was entered into prior to enactment of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"). Accordingly, the loan to Mr. Ramamurthy is not subject to the provisions of the Sarbanes-Oxley Act, provided that there is no material modification or renewal of the loan. For additional information concerning the terms of this loan, please see "Transactions With Management and Others" below. As a result of the effect of this transaction on his overall stock ownership level, Mr. Ramamurthy did not receive a stock option grant during 2002.

Compensation Committee Interlocks and Insider Participation

        None of our executive officers served as a director or member of the compensation committee of:

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  another entity in which one of the executive officers of such entity served on our Compensation and Nominating Committee;

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  the board of directors of another entity in which one of the executive officers of such entity served on our Compensation and Nominating Committee; or

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  the compensation committee of any other entity in which one of the executive officers of such entity served as a member of our Board of Directors during the fiscal year ended December 31, 2002.

        Compensation and Nominating Committee Members

  Herbert S. Winokur, Jr. (Chairman)
  Morgan W. Davis
  Michael R. Eisenson
  Thomas L. Kempner

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors was composed of three directors during 2002. The Audit Committee acts under a written charter which was originally adopted in December 1998 and subsequently amended in June 2000 and April 2002. The members of the Audit Committee are Mark A. Rosen (Chairman), Morgan W. Davis and Dudley C. Mecum.

        Except as described below, each member of the Audit Committee is required to be "independent" within the meaning of the Nasdaq National Market rules and the SEC rules. The Nasdaq rules set forth specific circumstances under which a director will not be considered "independent," including when a director is employed by a company or any of its affiliates for the current year or any of the past three years. However, the Nasdaq rules do not expressly define the term "affiliate," and there currently is an absence of written guidance on the definition of "affiliate" under the Nasdaq rules. The Nasdaq rules permit one director who does not qualify as "independent" under the Nasdaq rules to be appointed to the Audit Committee under exceptional and limited circumstances if the Board determines that such membership on the Audit Committee is required for the best interests of the Company and its stockholders.

        We believe that our Audit Committee complies with the Nasdaq requirements and that all of the directors serving on our Audit Committee are "independent" under the Nasdaq rules. It should be noted that Mr. Rosen is a Managing Director of Charlesbank Capital Partners, LLC, which is the investment advisor to one of our stockholders, White River Ventures, Inc., which beneficially owns 9,041,999 shares, or approximately 34.05% of our outstanding common stock. In 2001, following discussions with representatives of Nasdaq regarding the qualification of Mr. Rosen as an "independent" director, our Board determined that, in any event, the exceptional and limited circumstances contemplated by the Nasdaq rules as an exception to the general independence requirement exist because of the small size of the Board, the extensive business, financial and accounting experience of Mr. Rosen and the difficulty of appointing a similarly qualified director to the Board, and that Mr. Rosen's continued service as the Chairman of the Audit Committee was in the best interests of the Company and its stockholders due to Mr. Rosen's extensive business experience, financial and accounting background and position as a Managing Director of Charlesbank Capital Partners, LLC.

        Management is responsible for the financial reporting process, including the system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent accountant is responsible for auditing those financial statements in accordance with generally accepted accounting standards and expressing an opinion on the conformity of those audited financial statements in accordance with generally accepted accounting principles. The Audit Committee's responsibility is to monitor and review these processes. However, the Audit Committee members are not professionally engaged in the practice of accounting or auditing. The Audit Committee relies on the information provided to it and on the representations made by management and the independent accountant.

  Review with Management

        In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in CCC's Annual Report on Form 10-K for 2002 with management. Management has represented to the Audit Committee that CCC's consolidated financial statements were prepared in accordance with generally accepted accounting principles.

  Review with Independent Accountant

        The Audit Committee has discussed with PricewaterhouseCoopers LLP, our independent accountant, matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees). These discussions have included a review as to the quality, not just the acceptability, of our accounting principles.

        Our independent accountant also provided to the Audit Committee written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountant the accountant's independence from management and CCC. The Audit Committee has also considered whether the provision of non-audit services is compatible with maintaining the accountant's independence. Upon recommendation of the Audit Committee, the Board of Directors recommended the engagement of PricewaterhouseCoopers LLP to audit our 2003 financial statements.

        All persons who spent more than fifty percent of their hours of employment on performing audits of us during 2002 were full-time permanent employees of PricewaterhouseCoopers LLP.

  Recommendation

        Based on the Audit Committee's discussion with management and the independent accountant, the Audit Committee's review of the representations of management and the report of the independent accountant to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in CCC's Annual Report on Form 10-K for 2002 filed with the Securities and Exchange Commission.

  Audit Committee Fee Disclosures

        Set forth below is a discussion of the fees billed to CCC by PricewaterhouseCoopers LLP during 2002:

        Audit Fees.    Audit fees billed to CCC by PricewaterhouseCoopers LLP during 2002 for the audit of our annual financial statements and the review of our financial statements included in our quarterly reports on Form 10-Q totaled $244,515.

        Financial Information Systems Design and Implementation Fees.    There were no fees billed to CCC by PricewaterhouseCoopers LLP during 2002 for financial information systems design and implementation.

        All Other Fees.    All other fees billed to CCC by PricewaterhouseCoopers LLP during 2002 for all other services rendered, other than those described above, totaled $170,407.

Respectfully submitted,

Mark A. Rosen (Chairman)
Morgan W. Davis
Dudley C. Mecum

EXECUTIVE OFFICERS

        Set forth below is certain information concerning the current executive officers of CCC, based on data furnished by them:

Name	Age	Position
Githesh Ramamurthy	42	Chairman and Chief Executive Officer
Edward B. Stevens	50	President and Chief Operating Officer
J. Laurence Costin, Jr.	62	Vice Chairman
Mary Jo Prigge	45	President, Sales and Service
Reid E. Simpson	46	Executive Vice President and Chief Financial Officer
James T. Beattie	54	Executive Vice President and Chief Technology Officer
Robert S. Guttman	50	Senior Vice President, General Counsel and Secretary
Oliver G. Prince, Jr.	49	Senior Vice President, Human Resources
Thomas W. Baird	42	Senior Vice President, Corporate and Business Development
James A. Dickens	42	Senior Vice President, Marketing and Product Management

        Except as discussed below, all of these officers of CCC have held executive positions with CCC for more than three years.

        Githesh Ramamurthy joined CCC in July 1992 as Executive Vice President—Product Engineering and Chief Technology Officer. In January 1996, he assumed the position of President—Insurance Division while retaining the position of Chief Technology Officer and in July 1997, he became our President and Chief Operating Officer. In July 1999, Mr. Ramamurthy assumed the position of Chief Executive Officer while retaining the position of President. In June 2000, Mr. Ramamurthy also assumed the position of Chairman of CCC. Mr. Ramamurthy retained the titles of Chief Executive Officer and Chairman when Edward B. Stevens joined the Company as President and Chief Operating Officer in November 2001. Prior to joining CCC, Mr. Ramamurthy was a founding member of Sales Technologies, Inc., a field sales automation software company, where he directed product development activities. Sales Technologies customers included numerous Fortune 100 clients in the United States and Europe. Sales Technologies was acquired by Dun & Bradstreet in 1989.

        Edward B. Stevens joined CCC in November 2001 as President and Chief Operating Officer. Prior to joining CCC, Mr. Stevens served in various management positions from 1994 to 2001 with American Financial Group, including President and Chief Executive Officer of Atlanta Casualty Companies and President and Chief Executive Officer of Windsor Insurance Group. From 1992 to 1994 Mr. Stevens served in various management positions with Pepsico Foods International and from 1986 to 1992, Mr. Stevens served in various management positions with Progressive Corporation, including President, North Atlantic Division.

        J. Laurence Costin, Jr. joined CCC in February 1983 as Executive Vice President responsible for our sales and client field service organization. He currently serves as Vice Chairman, a position he has held since May 1983. Prior to joining CCC, Mr. Costin was Senior Vice President and General Manager for the Midwest region of Seligman & Latz, Inc., a Fortune 500 company which managed department store concessions.

        Mary Jo Prigge joined CCC in October 1998 as Executive Vice President of the Claims Settlement Division and is currently President, Sales and Service. Prior to joining CCC, Ms. Prigge served from March 1991 through October 1998 in various management positions initially with Globe Glass and Mirror and, subsequent to two mergers, most recently as Senior Vice President of Operations with Safelite Autoglass.

        Reid E. Simpson joined CCC in September 1999 as Executive Vice President and Chief Financial Officer. Prior to joining CCC, Mr. Simpson was the Chief Financial Officer of The Signature Group from October 1998 to September 1999. From 1997 to 1998, Mr. Simpson was the Senior Vice President Finance and Administration and Chief Financial Officer of Delphi Information Systems, Inc. From 1993 to 1997, Mr. Simpson was the Vice President-Finance and Chief Financial Officer of DonTech, a partnership between Ameritech and The Dun & Bradstreet Corporation.

        James T. Beattie joined CCC in June 2001 as Vice President and Chief Technology Officer of the Company's DriveLogic division and is currently Executive Vice President and Chief Technology Officer of the Company. Prior to joining CCC, Mr. Beattie was Chief Technology Officer of Britannica.com from 1998 to June 2001. From 1994 to 1998 Mr. Beattie was Vice President and General Manager, New Media Services at Infonautics Corporation.

        Thomas W. Baird joined CCC in October 2002 as Senior Vice President, Corporate and Business Development. Prior to joining CCC, Mr. Baird was Vice President, Corporate Strategy and Development and Vice President, New Ventures of The Reynolds and Reynolds Company from 1999 to 2002. From 1998 to 1999, he was Director, Corporate Development of TRW, Inc. From 1993 to 1998, Mr. Baird was Director, International Business Development of TRW's Space and Electronics Group.

        James A. Dickens joined CCC in December 1991 as an account manager in our Auto Body Systems division. From January 1998 to December 1998, Mr. Dickens was Zone Vice President, Automotive Services of the Company. From January 1999 to May 2002, he was Group Vice President, Automotive Services of the Company. Since May 2002, Mr. Dickens has been Senior Vice President, Marketing and Product Management of the Company.

        Robert S. Guttman joined CCC in January 2000 as Senior Vice President, General Counsel and Secretary. Prior to joining CCC, Mr. Guttman was an attorney at Sears, Roebuck and Co. for 14 years in various capacities which included Associate General Counsel, Information Technology and E-Commerce in 1999; Assistant General Counsel, Information Technology from 1997 to 1999; Acting Vice President of Law, Sears Home Services in 1998 and Legal Services Director, Information Services in 1996.

        Oliver G. Prince, Jr. joined CCC in February 1999 as Senior Vice President, Human Resources. Prior to joining CCC, Mr. Prince was Senior Vice President, Human Resources and Assistant Corporate Secretary for The Celtic Group from 1997 to 1999. From 1987 to 1997, Mr. Prince served in various capacities at the CNA Insurance Companies which included Vice President, Human Resources Services from 1995 to 1997, Assistant Vice President, CNA Consulting Group from 1994 to 1995, and Assistant Vice President of Corporate Real Estate from 1993 to 1994.

Employment Agreements

        We entered into employment agreements with each of Mr. Ramamurthy, Mr. Simpson and Mr. Costin. Each of the agreements provides for the potential of an annual merit salary increase. Accordingly, the salaries set forth in each of the employment agreements may have been increased as a result of such merit increase.

        Mr. Ramamurthy's employment agreement, entered into in 1996, originally provided for an annual salary of $275,000 plus bonus and expired on June 30, 2001. Mr. Ramamurthy has been promoted periodically since the date of his original contract, receiving various merit increases. We entered into a new employment agreement with Mr. Ramamurthy effective July 1, 2001 which provides for an annual base salary of $450,000 plus bonus. In 2002, Mr. Ramamurthy received a merit increase in salary which increased his salary to $463,500. Mr. Ramamurthy's employment agreement contains a non-compete provision, a change of control provision which extends Mr. Ramamurthy's right to exercise vested and unvested options for up to eighteen (18) months following the change of control, and a provision which extends Mr. Ramamurthy's right to exercise vested options under certain circumstances for up to eighteen

(18) months following the termination of his employment. In addition, Mr. Ramamurthy's employment agreement, as approved by the Compensation and Nominating Committee, contains a provision that prevents us from demanding payment of any amounts due under the loan made by us for the purchase of 192,000 shares of treasury stock for a period of one (1) year from the date of termination without cause. Mr. Ramamurthy also has the right to sell the treasury shares back to us within two (2) years of such termination date at the market price on the date of such transaction.

        Mr. Simpson's employment agreement originally provided for an annual salary of $235,000 plus bonus and expires on September 12, 2003. Mr. Costin has an employment agreement which originally provided for an annual salary of $230,000 plus bonus, and is renewable from year to year. Messrs. Simpson and Costin have each received merit increases in salary since the original dates of their employment agreements. Messrs. Simpson's and Costin's employment agreements each contain non-compete provisions. Mr. Simpson's contract also contains a change of control provision.

EXECUTIVE COMPENSATION

Summary

        The following Summary Compensation Table shows compensation information for: (i) our Chief Executive Officer and our four other most highly compensated executive officers whose aggregate cash compensation exceeded $100,000 during the last fiscal year (collectively, the "Named Executive Officers"):

SUMMARY COMPENSATION TABLE

Long Term Compensation Awards
Annual Compensation
(a)
	(b)	(c)	(d)	(e)	(f)	(g)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($)	Securities Underlying Options (1)	All Other Compensation
Githesh Ramamurthy(2) Chief Executive Officer	2002 2001 2000	463,500 450,000 425,000	395,649 384,463 159,381	— — —	— 275,000 200,000	— — —
Edward B. Stevens(3) President and Chief Operating Officer	2002 2001	375,000 375,000	213,403 170,000	— —	— 180,000	— —
J. Laurence Costin, Jr.(4) Vice Chairman	2002 2001 2000	335,265 325,500 310,000	100,000 100,000 70,000	— — —	20,000 20,000 20,000	— — —
Mary Jo Prigge(5) President, Sales and Service	2002 2001 2000	324,450 315,000 285,000	184,636 186,083 153,615	— — —	35,000 70,000 70,000	— — —
Reid E. Simpson(6) Executive Vice President and Chief Financial Officer	2002 2001 2000	262,650 255,000 235,000	149,468 151,353 88,125	— — —	30,000 40,000 60,000	— — —

Notes to Summary Compensation Table:

(1)
Represents the number of shares of common stock issuable upon exercise of options granted pursuant to the employee stock option plan, and does not include treasury shares purchased by Mr. Ramamurthy in January 2002, as described in the first paragraph under the caption "Transactions with Management and Others" below.

(2)
Mr. Ramamurthy's 2001 bonus included a special incentive payment of $50,000.

(3)
Mr. Stevens began his employment with us in November 2001. His 2001 bonus included a one-time relocation incentive of $85,000.

(4)
Mr. Costin's 2002 and 2001 bonuses each included a special incentive payment of $30,000.

(5)
Ms. Prigge began her employment with us in September 1998 as Executive Vice President of the Insurance and Claims Settlement Division and in February 2000 was promoted to President of CCC U.S. In June 2001, Ms. Prigge's title changed to President, Sales and Service. Her 2001 bonus included a special incentive payment of $30,000.

(6)
Mr. Simpson's 2001 bonus included a special incentive payment of $25,000.

Stock Option Grants

        The following table summarizes all stock options granted to the Chief Executive Officer and the other Named Executive Officers in 2002. As required by the Securities and Exchange Commission, the calculation of potential realizable values shown for such awards is based on assumed annualized rates of stock price appreciation of 5% and 10% over the full term of the options.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential realizable value at assumed annual rates of stock price appreciation for option term(4)
	Number of Securities Underlying Options Granted(1)
		% of Total Options Granted to Employees in Fiscal Year(2)
Name			Exercise Price ($/Share)(3)	Expiration Date
					5%($)	10%($)
Githesh Ramamurthy	—	—	—	—	—	—
Edward B. Stevens	—	—	—	—	—	—
J. Laurence Costin, Jr.	20,000	3.65	8.80	2/26/2012	110,685	280,499
Mary Jo Prigge	35,000	6.39	8.80	2/26/2012	193,700	490,873
Reid E. Simpson	30,000	5.48	8.80	2/26/2012	166,028	420,748

Notes to Option/SAR Grants Table:

(1)
The options granted in 2002 are exercisable 25% on the first anniversary of the date of grant and 25% on each anniversary date of the grant for years two, three and four. In addition the table does not include treasury shares purchased by Mr. Ramamurthy in January 2002, as described in the first paragraph under the caption "Transactions With Management and Others" below.

(2)
We granted options representing 547,500 shares to employees in 2002.

(3)
Option exercise price is determined as the close price on the date of grant.

(4)
The potential realizable value is calculated based on a ten-year term of the option at its time of grant and is calculated by assuming that the price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated price. The 5% and 10% assumed rates of appreciation are derived from the rules of the Securities and Exchange Commission and do not represent our estimate or projection of the future common stock price.

Stock Option Exercises

        The following table shows options that our Chief Executive Officer and the other Named Executive Officers exercised during 2002. The "value realized" is based on the market price on the date of exercise, while the "value of unexercised, in-the-money options at December 31, 2002" is based on the market price on that date.

AGGREGATED OPTION EXERCISES IN 2002 AND DECEMBER 31, 2002 OPTION VALUES

			Number of Securities Underlying Unexercised Options at 12/31/02		Value of Unexercised In-The-Money Options at 12/31/02 ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Githesh Ramamurthy	—	—	337,500	222,500	2,781,412	1,943,452
Edward B. Stevens	—	—	45,000	135,000	529,155	1,587,465
J. Laurence Costin, Jr.	—	—	45,000	45,000	244,055	356,805
Mary Jo Prigge	—	—	90,000	125,000	609,985	1,082,500
Reid E. Simpson	—	—	70,000	100,000	507,280	815,150

Notes to Option Exercises Table:

(1)
Value of unexercised, in-the-money options based on a fair market value of our common stock of $17.7290 per share as of close of business December 31, 2002.

Transactions with Management and Others

        On January 15, 2002, Githesh Ramamurthy, our Chairman and Chief Executive Officer, borrowed $1,200,000 from the Company, evidenced by a promissory note, for the purpose of acquiring 192,000 shares of treasury stock at a price of $6.25 per share. The market value of our common stock on the date the loan was approved was $5.69 per share. The transaction was completed on January 15, 2002, when Mr. Ramamurthy executed the promissory note with us to purchase the shares. The promissory note, with personal recourse to Mr. Ramamurthy, accrues interest, payable on an annual basis beginning March 1, 2003, at 6.75% per annum and matures in January 2007. In March 2003, Mr. Ramamurthy paid approximately $122,000 in accrued interest on this loan, and as of March 31, 2003, the principal balance outstanding was $1,200,000. The loan to Mr. Ramamurthy was entered into prior to enactment of the Sarbanes-Oxley Act. Accordingly, the loan to Mr. Ramamurthy is not subject to the provisions of the Sarbanes-Oxley Act, provided that there is no material modification or renewal of the loan.

        Morgan W. Davis, one of our directors, is a Managing Director of OneBeacon Insurance Group LLC and serves as a director of ABRA Auto Body & Glass and National Farmers Union. During 2002, we invoiced the following amounts to these companies for licenses to use our products and services: OneBeacon Insurance Group LLC ($1,979,617), ABRA Auto Body & Glass ($227,106) and National Farmers Union ($101,387). ABRA Auto Body & Glass also participates in a consortium of multi-shop repair consolidators for which CCC is performing software development and related services. Under the agreement with the consortium, CCC expects to receive software development and license fees totaling approximately $450,000 over the three-year term of the agreement.

        In connection with the discontinuation of operations of CCC Consumer Services Inc., one of our subsidiaries, in 2001, we sold the policy services and loss reporting operation to Esurance Inc. and leased a portion of our approximately 50,000 square-foot facility in Sioux Falls, South Dakota to Esurance Insurance Services Inc. Rent paid to us by Esurance during 2002 totaled $138,179. Rental payments and lease square footage increase during the remaining three-year term. Morgan W. Davis, one of our directors, serves as a director of Esurance Inc.

        On October 21, 2002, CCC purchased $16,179,000 aggregate liquidation amount of Trust Preferred Securities (liquidation amount $1,000 per Trust Preferred Security) of CCC Capital Trust, a business trust controlled by us (the "Trust"), from Capricorn Investors III, L.P., one of our existing stockholders. The purchased securities constituted all of the Trust Preferred Securities held by Capricorn (including $1,179,000 aggregate liquidation amount of Trust Preferred Securities issued to Capricorn as in-kind distributions in lieu of cash), and all of the Trust Preferred Securities outstanding. The purchase price was $16,259,895, comprising the aggregate liquidation amount of the Trust Preferred Securities plus accrued but unpaid distributions on the Trust Preferred Securities from October 1, 2002 through the purchase date. As a result of the purchase, CCC owns all of the outstanding securities of the Trust, which, in the aggregate, have a liquidation amount equal to the principal amount of the Increasing Rate Note Due 2006 issued by the Company to the Trust. The Increasing Rate Note was cancelled as a result of this transaction, and the Trust was dissolved. Mr. Mecum, one of our directors, is Managing Director of Capricorn Holdings, LLC (which is the general partner of Capricorn Investors II, L.P.) and Capricorn Holdings III, LLC (which is the general partner of Capricorn Investors III, L.P.), and Mr. Winokur, another of our directors, is the Managing General Partner of Capricorn Investors II, L.P. and Capricorn Investors III, L.P. Mr. Winokur is also a Managing Member of Capricorn Holdings, LLC and Capricorn Holdings III, LLC (which are general partners of Capricorn Investors II, L.P. and Capricorn Investors III, L.P., respectively).

        On January 22, 2002, CCC Information Services Inc. provided Mr. Stevens, our President and Chief Operating Officer, a short-term loan of $400,000 relating to his relocation to Chicago, evidenced by a promissory note with the principal indebtedness and all accrued interest becoming due on February 15, 2002. Mr. Stevens repaid the loan on February 15, 2002.

OWNERSHIP OF CCC STOCK

Stock Ownership of Directors, Officers and Certain Beneficial Owners

        The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 25, 2003 for (1) each person who we know to beneficially own 5% or more of the outstanding shares of our common stock; (2) each of our directors; (3) our Chief Executive Officer and the executive officers named in the Summary Compensation Table below (the "Named Executive Officers"); and (4) all of our directors and executive officers as a group.

	Shares Beneficially Owned(1)
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(2)	Percent of Class(2)
White River Ventures, Inc.(3)(4)	9,041,999	34.05%
Michael R. Eisenson(4)	9,041,999	34.05%
Mark A. Rosen(4)	9,041,999	34.05%
Dr. Purnendu Chatterjee(5)	3,799,022	14.49%
Dudley C. Mecum(6)	3,006,068	10.95%
Herbert S. Winokur, Jr.(6)	3,006,068	10.95%
Capricorn Investors II, L.P.(7)	1,584,199	6.04%
Capricorn Investors III, L.P.(8)	1,421,869	5.18%
Thomas L. Kempner(9)	1,238,218	4.71%
Githesh Ramamurthy(10)	947,925	3.57%
Morgan W. Davis	12,000	*
J. Laurence Costin, Jr.(11).	250,573	*
Mary Jo Prigge(12)	126,250	*
Reid E. Simpson(13)	99,500	*
Edward B. Stevens(14)	45,000	*
All Directors and Executive Officers as a Group (16 persons)(15)	15,171,759	52.79%

*
Less than 1% of the outstanding common stock. Except as otherwise set forth below, the address for each beneficial owner is 444 Merchandise Mart, Chicago, Illinois 60654.

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 25, 2003 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to the shares set forth opposite such person's name.

(2)
Based on 26,211,282 shares of common stock outstanding as of March 25, 2003.

(3)
The address of White River Ventures, Inc. is c/o Charlesbank Capital Partners, LLC, 600 Atlantic Avenue, Boston, Massachusetts 02210.

(4)
Includes 346,395 shares of common stock issuable upon the exercise of a warrant granted by CCC to White River Ventures, Inc. on November 30, 2001. Mr. Eisenson and Mr. Rosen share voting and investment power over these shares and the warrant with the other Managing Directors of Charlesbank Capital Partners, LLC. Charlesbank is the investment advisor to White River Ventures, Inc., the registered owner of the shares. Mr. Eisenson and Mr. Rosen have disclaimed beneficial ownership of these shares and the warrant.

(5)
Dr. Purnendu Chatterjee is the beneficial owner of 3,799,022 shares (the "Chatterjee Shares") of common stock. Of the Chatterjee Shares, 1,693,800 are held by Winston Partners, L.P. ("Winston L.P."), the general partner of which is Chatterjee Fund Management L.P. ("CFM"). Dr. Chatterjee is the general partner of CFM. Of the remaining 2,105,222 Chatterjee Shares, 377,976 are held by Winston Partners II, LDC ("Winston LDC"), 507,144 are held by Winston Partners II, LLC ("Winston LLC"), 572,580 are held by Chatterjee Charitable Foundation ("CCF") and 647,522 are held by a Cayman Islands Exempted Limited Partnership ("Cayman Fund"). Chatterjee Advisors LLC ("Chatterjee Advisors") is the manager of both Winston LDC and Winston LLC, and Dr. Chatterjee is the manager of Chatterjee Advisors. CFM serves as investment advisor to each of Winston LDC, Winston LLC and the Cayman Fund. Dr. Chatterjee, Winston L.P., CFM, Winston LLC and Chatterjee Advisors are each located at 888 Seventh Avenue, 30th Floor, New York, New York 10106. Winston LDC is located at Keya Flamboyan 9, Willemstad, Curacao, Netherlands Antilles.

(6)
Includes 1,559,880 shares of common stock held by Capricorn Investors II, L.P., 24,319 shares of common stock issuable to Capricorn Investors II, L.P. upon exercise of warrants, 200,042 shares of common stock held by Capricorn Investors III, L.P., and 1,221,827 shares of common stock issuable to Capricorn Investors III, L.P. upon exercise of warrants. Mr. Mecum is Managing Director of Capricorn Holdings, LLC (which is the general partner of Capricorn Investors II, L.P.) and Capricorn Holdings III, LLC (which is the general partner of Capricorn Investors III, L.P.), and Mr. Winokur is the Managing General Partner of Capricorn Investors L.P., Capricorn Investors II, L.P. and Capricorn Investors III, L.P. Mr. Winokur is also a Managing Member of Capricorn Holdings, LLC and Capricorn Holdings III, LLC (which are general partners of Capricorn Investors II, L.P. and Capricorn Investors III, L.P., respectively). Each disclaims beneficial ownership of the shares held by the other.

(7)
Capricorn Investors II, L.P. is located at 30 East Elm Street, Greenwich, Connecticut 06830. Includes 24,319 shares of common stock issuable upon the exercise of warrants granted by CCC to Capricorn Investors II, L.P. on November 30, 2001.

(8)
Capricorn Investors III, L.P. is located at 30 East Elm Street, Greenwich, Connecticut 06830. Includes 21,827 shares of common stock issuable upon the exercise of warrants granted by CCC to

  Capricorn Investors III, L.P. on November 30, 2001 and 1,200,000 shares of common stock issuable upon the exercise of a warrant granted by CCC to Capricorn Investors III, L.P. on February 23, 2001.

(9)
Includes 330,199 shares of common stock held solely by Mr. Kempner; 77,360 shares of common stock issuable to Mr. Kempner upon the exercise of outstanding options which are exercisable within 60 days of March 25, 2003, 10,000 of which are held by Mr. Kempner for the account of Daniel Jackson; 529,956 shares of common stock held by Mr. Kempner and William A. Perlmuth in trust for the benefit of Mr. Kempner; 342,209 shares of common stock held by Mr. Kempner and Mr. Perlmuth in trust for the benefit of Mr. Kempner's brother, Alan H. Kempner, Jr.; 89 shares of common stock held by Mr. Kempner and Mr. Perlmuth in trust for the benefit of the children of Thomas L. Kempner; and 54,489 shares of common stock owned solely by Mr. Kempner's wife, Nan Kempner. Mr. Kempner shares both voting and investment power with Mr. Perlmuth over those shares which they hold in trust, and Mr. Kempner disclaims ownership of the shares held by his wife and the shares held in trust of which Alan H. Kempner, Jr. or Mr. Kempner's children are the beneficiaries.

(10)
Includes 375,000 shares of common stock issuable upon exercise of outstanding options which are exercisable within 60 days of March 25, 2003.

(11)
Includes 60,000 shares of common stock issuable upon exercise of outstanding options which are exercisable within 60 days of March 25, 2003.

(12)
Consists of 126,250 shares of common stock issuable upon exercise of outstanding options which are exercisable within 60 days of March 25, 2003.

(13)
Includes 97,500 shares of common stock issuable upon exercise of outstanding options which are exercisable within 60 days of March 25, 2003.

(14)
Consists of 45,000 shares of common stock issuable upon exercise of outstanding options which are exercisable within 60 days of March 25, 2003.

(15)
The aggregate number of shares listed as owned by the directors and executive officers as a group was calculated by adding the number of shares owned by each individual included in the chart and each other executive officer of the Company, but not adding in any listed share ownership that is shared by multiple persons.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities of CCC.

        Directors, executive officers and holders of more than 10% of our common stock are required by SEC rules to furnish us with copies of all forms they file with the SEC. Based solely on our review of the copies of such forms we received and written representations from certain reporting persons, we believe that, during 2002, all Section 16(a) filing requirements applicable to its directors, executive officers and holders of more than 10% of our common stock were satisfied.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information relating to shares of common stock that may be issued under CCC's existing equity compensation plans as of December 31, 2002.

	A		B	C
Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options		Weighted Average Exercise Price of Outstanding Options	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (excluding shares reflected in column A)
Equity Compensation Plans Approved by Stockholders(1)	2,742,590	(2)	$9.594	948,699	(3)
Equity Compensation Plans Not Approved by Stockholders(4)	572,221		$4.387	None
Total	3,314,811		$8.695	948,699

(1)
Consists of the 1997 Stock Option Plan, the 2000 Stock Incentive Plan and the 1998 Employee Stock Purchase Plan. No additional awards may be granted under the 1997 Stock Option Plan.

(2)
Excludes purchase rights under the 1998 Employee Stock Purchase Plan. Under the 1998 Employee Stock Purchase Plan, eligible employees may purchase shares of CCC common stock through payroll deductions. On the last trading day of each month, participating employees purchase shares at a per share price equal to the lower of (i) 85% of the closing price on the applicable grant date (February 1, May 1, August 1 or November 1) or (ii) 85% of the closing price on the monthly purchase date.

(3)
Includes 261,445 shares of CCC common stock available for purchase under the 1998 Employee Stock Purchase Plan as of December 31, 2002.

(4)
Consists of the 1988 Non-Qualified Stock Option Plan and various other plans which are described below. No additional awards may be granted under any of these plans.

Stock Option Plans Not Approved by Stockholders

        1988 Non-Qualified Stock Option Plan.    The 1988 Non-Qualified Stock Option Plan (the "1988 Plan") was adopted by the Board of Directors in 1988 and amended in 1994. The 1988 Plan is administered by the Compensation and Nominating Committee of the Board of Directors. A total of 154,860 shares of Common Stock are reserved for issuance pursuant to all options that remain outstanding under the 1988 Plan. No additional awards may be made under the 1988 Plan. The exercise price of the options that are outstanding under the 1988 Plan is $1.38 per share, and all of the outstanding options are currently exercisable. If not previously exercised, the options outstanding under the 1988 Plan will expire on March 24, 2004.

        If an option holder retires from the Company at an age at which such option holder would be eligible to receive benefits under the Federal Social Security Act or retires with the consent of the Board, the option holder will have the right to exercise the options during the three-month period after retirement. If the option holder is terminated due to disability, the option holder will have the right to exercise the option during the twelve-month period following termination. If an option holder dies, the option may be exercised during the twelve-month period following the date of the option holder's death. In all other cases, the option will expire on the thirtieth day following the option holder's termination from the Company.

        2001 Option Grant to CEO.    As described in the Company's proxy statement for its 2002 Annual Meeting of Stockholders, on September 19, 2001, CCC granted stock options to purchase 25,000 shares of

CCC common stock to Githesh Ramamurthy, Chairman and Chief Executive Officer of the Company. This grant was made to encourage Mr. Ramamurthy to increase his stock ownership by providing Mr. Ramamurthy with approximately the same equity interest in the Company as he had prior to the expiration of certain unexercised options he had received under the 1988 Plan. Under the terms of the grant, the exercise price for these options is $5.51 per share, which was the closing price of CCC's common stock on September 19, 2001, the date of the grant. All of the options were immediately vested and exercisable. If not previously exercised, these options will expire on September 19, 2011.

        2001 Issuance of Warrants to Stockholders.    As described in the Company's Annual Report on Form 10-K for 2001, CCC issued 392,541 warrants to purchase shares of CCC common stock to three of the Company's largest shareholders, White River Ventures, Inc., Capricorn Investors II, L.P. and Capricorn Investors III, L.P. (collectively, the "Investors"). These warrants were issued in consideration for the Investors' agreement to purchase their pro rata shares of the Company's common stock rights offering, as well as all of the shares not subscribed for by the Company's other stockholders, up to an aggregate amount of $20 million, and extending an interim loan to the Company prior to the closing of the rights offering. The warrants have an exercise price of $5.50 per share. If not previously exercised, the warrants will expire on November 30, 2005.

CCC'S FINANCIAL PERFORMANCE

        The following graph compares the performance of CCC common stock with that of the S&P 500 Composite Index and an index consisting of the following portfolio of "peer" companies (the "Peer Index"): Fair, Isaac and Company, Incorporated; Information Resources, Inc.; Proquest Company; Choicepoint, Inc.; The Innovation Group PLC; Aspen Technology, Inc.; QRS Corporation; The Reynolds and Reynolds Company; Fiserv, Inc.; and Jack Henry & Associates, Inc. We believe that the companies in the Peer Index offer products and services similar to those offered by CCC, including data and transaction processing services and workflow software.

        The comparison of total return for each of the years shown in the table below assumes that $100 was invested on December 31, 1997 in each of CCC, the S&P 500 Composite Index and the Peer Index, with investment weighted on the basis of market capitalization. Total return is based on the change in year end stock price plus reinvested dividends. Please note that the stock price performance shown on the graphs is not necessarily indicative of future price performance.

Comparison of 5 Year Cumulative Total Return
Assumes Initial Investment of $100
December 2002

	12/97	12/98	12/99	12/00	12/01	12/02
CCC Information Services Group Inc.	$100	$87.34	$86.71	$31.65	$31.29	$89.77
S&P 500 Composite Index	$100	$128.58	$155.64	$141.47	$124.66	$97.11
Peer Index	$100	$133.79	$159.36	$178.23	$209.96	$172.04

OTHER INFORMATION

Future Stockholder Proposals and Nominations

        Any stockholder who intends to present a proposal at CCC's 2004 Annual Meeting of Stockholders, and who wishes to have a proposal included in CCC's proxy statement for that meeting, must deliver the proposal to the Secretary, CCC Information Services Group Inc., World Trade Center Chicago, 444 Merchandise Mart, Chicago, Illinois 60654. All proposals must be received by the Secretary no later than December 22, 2003 and must satisfy the rules and regulations of the Securities and Exchange Commission to be eligible for inclusion in the proxy statement for that meeting. Any proposal submitted outside the processes of Rule 14a-8 under the Exchange Act shall be considered untimely if submitted after December 22, 2003.

        Stockholders may recommend any person for consideration as a nominee for director by writing to the Compensation and Nominating Committee of the Board of Directors, c/o CCC Information Services Group Inc., World Trade Center Chicago, 444 Merchandise Mart, Chicago, Illinois 60654. By order of the Board, any stockholder submitting a nomination must notify the Compensation and Nominating Committee in writing with (1) the name and address (as they appear on the Company's books) and stockholdings of the stockholder submitting the nomination and the beneficial owner, if any, on whose behalf the nomination is made, and (2) all information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected. For the Company's annual meeting in the year 2004, the Compensation and Nominating Committee must receive this notice no earlier than November 20, 2003 and no later than December 20, 2003.

Attending the Annual Meeting

        Admittance to the Annual Meeting will be limited to stockholders eligible to vote or their authorized representatives. If you hold shares through a broker, bank or other nominee, your name will not appear on the list of registered stockholders and you will be admitted only after showing proof of ownership, such as your most recent account statement or a letter from your broker or bank.

Annual Report

        Our Annual Report for 2002, which is not a part of the proxy soliciting material, is being mailed to our stockholders together with this proxy statement.

For the Board of Directors,

Robert S. Guttman Senior Vice President, General Counsel and Secretary

Chicago, Illinois
April 21, 2003

[LOGO OF INFORMATION SERVICES INC.]

☐ Mark this box with an X if you have made
changes to your name or address

Annual Meeting Proxy Card

A
Election of Directors

1.
The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold
01 — Morgan W. Davis	☐	☐
02 — Michael R. Eisenson	☐	☐
03 — Thomas L. Kempner	☐	☐
04 — Githesh Ramamurthy	☐	☐
05 — Mark A. Rosen	☐	☐
06 — Herbert S. Winokur, Jr.	☐	☐
B
Issues

        The Board of Directors recommends a vote FOR the following ratification

	For	Against	Abstain
2. Ratification of the appointment of PricewaterhouseCoopers LLP as independent accountant of the Company for 2003.	☐	☐	☐

  This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted for the election of the director nominees and for the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountant for 2003.

C
Authorized Signatures — Sign — Here — This section must be completed for your instructions to be executed.

    Please sign as name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

Proxy - CCC Information Services Group Inc.

Proxy for Annual Meeting of Stockholders to be held on May 20, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Githesh Ramamurthy, Reid E. Simpson and Robert S. Guttman, and each of them, as proxies with full power of substitution and revocation, to vote, as designated above, all of the common stock of CCC Information Services Group Inc. (the 'Company') which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the annual meeting of stockholders thereof to be held on May 20, 2003, or at any adjournment or postponement thereof and, in such proxies' discretion, to vote upon such other business as may properly come before the meeting, all as more fully set forth in the Proxy Statement related to such meeting, receipt of which is hereby acknowledged.

Unless otherwise marked, this proxy will be voted FOR the election of the Director nominees; and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountant for 2003.

(Please See Reverse Side)